SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                October 24, 2000


                                IMAGENETIX, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                       33-24138-D               87-0463772
         --------                       ----------               ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                                I.D. Number)


                       1635 West Bernardo Drive, Suite 101
                           San Diego, California 92127
                     --------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (858) 323-1688


                              Capital Growth, Inc.
                                55 West 200 North
                                Provo, Utah 84601
          -------------------------------------------------------------
         (Former name and former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     As a result of the Agreement and Plan of Reorganization with Imagenetix, Inc., a Colorado corporation, described in Item 2, below, the Registrant's sole executive officer and director resigned and the following individuals were elected to the offices set forth opposite their names:

             Name                                  Position
             ----                                  --------

    William P. Spencer                    Chief Executive Officer, President and
                                            Director
    Debra L. Spencer                      Secretary, Treasurer and Director
    Patrick S. Millsap, Ph.D.               Vice President-Marketing
    Derek C. Boosey                       Vice President-International
    Charles L. Cochran, D.C.              Director
    Peter H. Antoniou, M.D.               Director


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On October 24, 2000, the Registrant completed the acquisition of Imagenetix, Inc., a Colorado corporation ("Imagenetix"), pursuant to an Agreement and Plan of Reorganization (the "Agreement") whereby 6,550,000 shares of Capital Growth's unregistered common stock were issued in exchange for all 6,500,000 outstanding shares of Imagenetix. The Imagenetix Warrant and Option Holders also exchanged all 2,790,000 warrants and 525,000 options outstanding for a like number of warrants and options of the Registrant.

     After taking into account the cancellation of 22,500,018 of the 24,500,018 outstanding shares of the Registrant's common stock and 5,731,250 of the 6,125,000 outstanding warrants of the Registrant by certain principal stockholders and others, there are now 8,550,000 outstanding shares of common stock of the reorganized Registrant, together with 3,183,750 outstanding warrants and 525,000 outstanding options of the Registrant.

     On October 25, 2000, the Registrant changed its name to "Imagenetix, Inc."

     Imagenetix develops, formulates and markets leading edge nutritional supplements and skin care products primarily to network marketing companies.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

     See Item 1, above.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) (1) The Registrant has provided herewith the proforma financial statements required in connection with the transaction set forth in Item 2.

    (b)   Exhibits:

          10.01  Agreement and Plan of Reorganization (Previously Filed)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMAGENETIX, INC.
                                     (Registrant)

                                     By  /s/ William P. Spencer
                                        ---------------------------------------
                                        William P. Spencer
                                        Chief Executive Officer



Dated: January 9, 2001
                                        4

                                IMAGENETIX, INC
                        (Formerly Capital Growth, Inc.)
                                      AND
                         IMAGENETIX, INC. & SUBSIDIARY

               PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  [Unaudited]




The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Imagenetix, Inc (formerly Capital Growth, Inc.) ("PARENT") as of September 30, 2000 and the balance sheet of Imagenetix, Inc & Subsidiary ("SUBSIDIARY") as of September 30, 2000, accounting for the transaction as a recapitalization of SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of September 30, 2000.

The following unaudited proforma condensed combined statement of operations combines the results of operations of PARENT for the six months ended September 30, 2000 and the results of operations of SUBSIDIARY for the six months ended September 30, 2000 as if the transaction had occurred as of the beginning of the period.

The following unaudited proforma condensed combined statement of operations also combines the results of operations of PARENT for the year ended March 31, 2000 and the results of operations of SUBSIDIARY for the year ended March 31, 2000 as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                                IMAGENETIX, INC
                        (Formerly Capital Growth, Inc.)
                                      AND
                         IMAGENETIX, INC. & SUBSIDIARY

                   PROFORMA CONDENSED COMBINED BALANCE SHEET

                              SEPTEMBER 30, 2000

                                    ASSETS

                            Imagenetix,
                                Inc.
                             (Formerly   Imagenetix
                              Capital     Inc. and
                            Growth Inc.) Subsidiary
                             September   September
                                 30,        30,       Proforma
                                2000       2000       Increase    Proforma
                              [Parent]  [Subsidiary] (Decrease)   Combined
                             ___________ ___________ ___________ ___________
ASSETS:
 Cash                        $     7,859 $ 1,514,459           - $ 1,522,318
 Accounts receivable                   -     804,553           -     804,553
 Inventory                             -     619,228           -     619,228
 Receivable - employees                -      45,727           -      45,727
 Current tax assets                    -      33,523           -      33,523
 Property and equipment, net           -     146,299           -     146,299
 Other assets                          -      64,014           -      64,014
                             ___________ ___________ ___________ ___________
                             $     7,859 $ 3,227,803 $         - $ 3,235,662
                             ___________ ___________ ___________ ___________

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES:
 Accounts payable            $     3,278 $   635,965           - $   639,243
 Accrued liabilities and payroll       -     152,364           -     152,364
 Interest payable - related
  party                                -      45,262           -      45,262
 Income tax payable                    -      33,006           -      33,006
 Notes payable - related
  party                           12,000     984,500 [c](300,000)    696,500
 Capital lease                         -      14,004           -      14,004
 Deferred tax liabilities              -       7,947           -       7,947
                             ___________ ___________ ___________ ___________
   Total Liabilities              15,278   1,873,048    (300,000)  1,588,326
                             ___________ ___________ ___________ ___________

STOCKHOLDERS' EQUITY (DEFICIT):
 Preferred stock                       -           -           -           -

                                                     [A] (22,500)
                                                     [B]    (425)
                                                     [C]     300
 Common stock                     24,500       6,575 [D]     100      8,550

                                                     [A]  22,500
                                                     [B]     425
                                                     [C] 299,700
 Par value in excess of                              [D]  99,900
   Contributed capital            86,602   1,325,025 [E](218,521)  1,615,631

                                                     [D](100,000)
 Retained earning (deficit)     (118,521)     23,155 [E] 218,521      23,155
                             ___________ ___________ ___________ ___________
   Total Stockholders'
    Equity (Deficit)              (7,419)  1,354,755     300,000   1,647,336
                             ___________ ___________ ___________ ___________
                             $     7,859 $ 3,227,803 $         - $ 3,235,662
                             ___________ ___________ ___________ ___________


        See Notes To Unaudited Proforma Condensed Financial Statements.

                                IMAGENETIX, INC
                        (Formerly Capital Growth, Inc.)
                       AND IMAGENETIX, INC. & SUBSIDIARY


              PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                  [Unaudited]

                            Imagenetix,
                                Inc.
                             (Formerly   Imagenetix
                              Capital     Inc. and
                            Growth Inc.) Subsidiary
                             September   September
                                 30,        30,       Proforma
                                2000       2000       Increase    Proforma
                              [Parent]  [Subsidiary] (Decrease)   Combined
                             ___________ ___________ ___________ ___________
NET SALES AND SERVICES       $         - $ 2,711,317 $         - $ 2,711,317
COST OF SALES AND SERVICES             -  (2,003,885)          -  (2,003,885)
                             ___________ ___________ ___________ ___________
GROSS PROFIT                           -     707,432           -     707,432

EXPENSES:
 General and administrative        2,442     759,600           -     762,042
                             ___________ ___________ ___________ ___________
 Total expenses                    2,442     759,600           -     762,042
                             ___________ ___________ ___________ ___________
(LOSS) FROM OPERATIONS            (2,442)    (52,168)          -     (54,610)
                             ___________ ___________ ___________ ___________
OTHER (EXPENSE)                        -     (13,456)          -     (13,456)
                             ___________ ___________ ___________ ___________
(LOSS) FROM OPERATIONS
  BEFORE PROVISION FOR TAXES      (2,442)    (65,624)          -     (68,066)

INCOME TAXES (BENEFIT) EXPENSE         -     (21,825)          -     (21,825)
                             ___________ ___________ ___________ ___________
NET (LOSS)                   $    (2,442)$   (43,799)$         - $   (46,241)
                             ___________ ___________ ___________ ___________

BASIC NET (LOSS) PER COMMON SHARE                                $      (.01)
                                                                 ___________

















        See Notes To Unaudited Proforma Condensed Financial Statements.

                                IMAGENETIX, INC
                        (Formerly Capital Growth, Inc.)
                       AND IMAGENETIX, INC. & SUBSIDIARY


              PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                  [Unaudited]

                             Imagenetix,
                                 Inc.
                              (Formerly   Imagenetix
                               Capital     Inc. and
                             Growth Inc.) Subsidiary
                                For the    For the
                              Year Ended  Year Ended
                               March 31,   March 31,   Proforma
                                 2000        2000      Increase   Proforma
                               [Parent]  [Subsidiary] (Decrease)  Combined
                             ___________ ___________ ___________ ___________
NET SALES AND SERVICES       $         - $ 2,914,977 $         - $ 2,914,977
COST OF SALES AND SERVICES             -  (1,923,878)          -  (1,923,878)
                             ___________ ___________ ___________ ___________
GROSS PROFIT                           -     991,099           -     991,099

EXPENSES:
 General and administrative        9,287     763,193           -     772,480
                             ___________ ___________ ___________ ___________
 Total expenses                   (9,287)    763,193           -     772,480
                             ___________ ___________ ___________ ___________
INCOME (LOSS) FROM OPERATIONS     (9,287)    227,906           -     218,619
                             ___________ ___________ ___________ ___________
OTHER (EXPENSE)                        -    (111,544)          -    (111,544)
                             ___________ ___________ ___________ ___________
INCOME (LOSS) FROM
 OPERATIONS BEFORE
 PROVISION FOR TAXES              (9,287)    116,362           -    (107,075)

CURRENT TAX (BENEFIT) EXPENSE          -      33,006           -      33,006

DEFERRED TAX (BENEFIT) EXPENSE         -      (3,750)          -      (3,750)
                             ___________ ___________ ___________ ___________
NET INCOME (LOSS)            $    (9,287)$    87,106 $         - $    77,819
                             ___________ ___________ ___________ ___________

BASIC NET (LOSS) PER COMMON SHARE                                $       .01
                                                                 ___________















        See Notes To Unaudited Proforma Condensed Financial Statements.

                                IMAGENETIX, INC
                        (Formerly Capital Growth, Inc.)
                                      AND
                         IMAGENETIX, INC. & SUBSIDIARY


           NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  [Unaudited]

NOTE 1 -  IMAGENETIX, INC

     Imagenetix,   Inc  (Formerly  Capital  Growth,  Inc.)[Parent]   a   Nevada
     corporation, was organized on March 28, 1988. The Company has not commenced planned principal operations and has been seeking business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. Its principal activities since inception have consisted of the offer and sale of common stock and the engagement of legal counsel and other professionals in connection with a proposed public offering of additional common shares. The company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevent factors. Simlutaneous to the Closing of the merger agreement the Parent change the name to Imagenetix, Inc.

NOTE 2 - IMAGENETIX, INC AND SUBSIDIARY

     Imagenetix, Inc & Subsidiary [Subsidiary], represent the accounts of Imagenetix, Inc. organized under the laws of the State of Colorado on July 26, 1996 and Imagenetix organized under the laws of the State of California on January 7, 1999. On March 23, 1999 Imagenetix is a wholly owned subsidiary of Imagenetix, Inc. The Company is engaged in the business of developing and marketing nutritional supplements and skin care products.

NOTE 3 - PROFORMA ADJUSTMENTS

     During October, 2000, Subsidiary stockholders contributed and cancelled 425,000 common shares of the subsidiary. The Subsidiary also issued 100,000 common shares in payment of legal fees related to the merger and 300,000 common shares in payment of $300,000 in notes payable. The
     Subsidiary transferred to the PARENT all  6,550,000   common  shares
     outstanding in the Subsidiary for 6,550,000 common shares of the Parent. The Subsidiary's warrant and option holders shall exchange the 2,790,000 warrants and 525,000 options for like warrants and options of the Parent. The Parent will cancel 22,500,018 of the 24,500,018 outstanding common shares of the Parent and 5,731,250 of the 6,125,000 warrants of the Parent. After giving effect to the preceding transactions the Parent will have 8,575,000 common shares, 3,183,750 warrants and 525,000 options to purchase common shares of the Parent outstanding post merger. The ownership interests of the former owners of Subsidiary in the combined enterprise will be greater than the ongoing shareholders of Parent and, accordingly, the management of Subsidiary will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of Subsidiary, wherein Subsidiary purchased the assets of PARENT and accounted for the transaction in a manner simular to a "Reverse Purchase" for accounting purposes.

     Proforma adjustments on the attached financial statements include the following:

     [A]To record the contribution and cancellation of 22,500,018 shares of PARENT'S common stock.

                                IMAGENETIX, INC
                        (Formerly Capital Growth, Inc.)
                                      AND
                         IMAGENETIX, INC. & SUBSIDIARY


           NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  [Unaudited]

NOTE 3 - PROFORMA ADJUSTMENTS [Continued]
    [B]To record the contribution and cancellation of 425,000 shares of Subsidiary's common stock.

    [C]To record the issuance of 300,000 shares of stock in payment of $300,000 in notes payable.

    [D]To record the issuance of 100,000 shares of stock issued at $1.00   per
        share for costs incurred in completing the reorganization which consist primarily of legal fees.

    [E]To eliminate the prior retained deficit of parent and parent's legal expense related to the merger.

NOTE 4 - PROFORMA INOMCE (LOSS) PER SHARE

     The proforma inomce (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition and the limited offering, as though all shares issued in the acquisition and limited offering had been outstanding from the beginning of the periods presented.



                                  For the Year   For the Six
                                     Ended      Months Ended
                                   March 31,    September 30,
                                     2000           2000
                                   Proforma       Proforma
                                   Combined       Combined
                                 _____________ ______________
  Weighted average shares
   considered to be outstanding     7,150,000       8,550,000
                                 _____________ ______________

                 IMAGENETIX, INC. AND SUBSIDIARY

                CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 2000

                 IMAGENETIX, INC. AND SUBSIDIARY




                            CONTENTS

                                                          PAGE

          Independent Auditors' Report                     1


          Consolidated Balance Sheet, March 31, 2000       2


          Consolidated Statements of Operations, for
            the year ended March 31, 2000 and from
            inception on January 7, 1999 through
            March 31, 1999                                 3


          Consolidated Statement of Stockholders' Equity,
            from inception on January 7, 1999 through
            March 31, 2000                                 4


          Consolidated Statements of Cash Flows,
            for the year ended March 31, 2000 and from
            inception on January 7, 1999 through
            March 31, 1999                             5 - 6


          Notes to Consolidated Financial Statements  7 - 15

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
IMAGENETIX, INC. AND SUBSIDIARY
San Diego, California

We have audited the accompanying consolidated balance sheet of Imagenetix, Inc. and Subsidiary at March 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the year ended March 31, 2000 and from inception on January 7, 1999 through March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the consolidated financial position of Imagenetix, Inc. and Subsidiary as of March 31, 2000, and the results of its operations and its cash flows for the year ended March 31, 2000 and for the period from inception on January 7, 1999 through March 31, 1999, in conformity with generally accepted accounting principles.



/S/PRITCHETT, SILER & HARDY, P.C.
June 9, 2000
Salt Lake City, Utah

                 IMAGENETIX, INC. AND SUBSIDIARY

                   CONSOLIDATED BALANCE SHEET

                             ASSETS
                                                  March 31,
                                                     2000
                                                 ___________
CURRENT ASSETS:
  Cash in bank                                    $  117,945
  Account receivable                                 710,107
  Inventory                                          386,740
  Prepaid expenses                                    53,065
                                                 ___________
        Total Current Assets                       1,267,857

PROPERTY AND EQUIPMENT, net                           67,033

DEFERRED TAX ASSET                                     8,997

OTHER ASSETS                                           3,666
                                                 ___________
                                                  $1,347,553
                                                ____________

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                $  354,951
  Accrued liabilities                                 18,803
  Interest payable - related party                    40,601
  Income tax payable                                  33,006
  Notes payable - related party                      739,500
  Current portion of capital leases                    6,033
                                                 ___________
        Total Current Liabilities                  1,192,894

LONG TERM LIABILITIES:
  Capital lease liabilities,
   less current portion                               10,857

DEFERRED TAX LIABILITY                                 5,247
                                                 ___________
        Total Liabilities                          1,208,998
                                                 ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   5,000,000 shares authorized, no shares
   issued and outstanding                                  -
  Common stock, $.001 par value, 50,000,000
   shares authorized, 5,175,000 shares issued
   and outstanding                                     5,175
  Capital in excess of par value                      66,425
  Retained earnings                                   66,955
                                                 ___________
        Total Stockholders' Equity                   138,555
                                                 ___________
                                                  $1,347,553
                                                ____________




The accompanying notes are an integral part of this consolidated financial statement.

                 IMAGENETIX, INC. AND SUBSIDIARY


              CONSOLIDATED STATEMENTS OF OPERATIONS



                                                     From Inception
                                            For the  on January 7,
                                           Year Ended 1999 Through
                                           March 31,   March 31,
                                              2000        1999
                                          ___________ ___________
NET SALES                                  $2,914,977  $   84,986

COST OF GOODS SOLD                          1,923,878      68,596
                                          ___________ ___________
GROSS PROFIT                                  991,099      16,390
                                          ___________ ___________
EXPENSES:
  General and administrative                  763,193      36,486
                                          ___________ ___________
        Total Expenses                        763,193      36,486
                                          ___________ ___________
INCOME (LOSS) FROM OPERATIONS                 227,906     (20,096)
                                          ___________ ___________
OTHER INCOME (EXPENSE):
  Interest expense - related party            (39,725)        (55)
  Costs of unsuccessful stock offering        (71,927)          -
  Other income                                    107           -
                                          ___________ ___________
        Total Other (Expense)                (111,544)        (55)
                                          ___________ ___________
INCOME (LOSS) BEFORE INCOME TAXES             116,362     (20,151)

CURRENT TAX EXPENSE                            33,006           -

DEFERRED TAX EXPENSE (BENEFIT)                 (3,750)          -
                                          ___________ ___________
NET INCOME (LOSS)                          $   87,106  $  (20,151)
                                          ___________ ___________

EARNINGS (LOSS) PER COMMON SHARE           $      .01  $     (.00)
                                          ___________ ___________







The accompanying notes are an integral part of these consolidated financial statements.

                 IMAGENETIX, INC. AND SUBSIDIARY

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

          FROM THE DATE OF INCEPTION ON JANUARY 7, 1999

                     THROUGH MARCH 31, 2000



               Preferred Stock     Common Stock      Capital in
              _________________ ___________________  Excess of  Retained
               Shares   Amount   Shares     Amount   Par Value  Earnings
              ________ ________ _________ __________ __________ _________
BALANCE,
 January 7, 1999     - $      -        -  $        - $        - $       -

Issuance of
 3,900,000 shares
 of common stock
 for cash January,
 2000 at $.017 per
 share, net of
 $5,000 stock
 offering costs       -       - 3,900,000      3,900     59,042         -

Effect of
 recapitalization
 of subsidiary,
 March, 1999         -        - 1,500,000      1,500     (1,500)        -

Net loss for the
 period ended
 March 31, 1999      -        -         -          -          -   (20,151)
              ________ ________ _________ __________ __________ _________
BALANCE,
 March 31, 1999      -        - 5,400,000      5,400     57,542   (20,151)

Issuance of
 499,500 shares
 of common stock
 for services
 rendered June
 1999, at $.017
 per share           -        -   499,500        500      8,158         -

Cancellation of
 724,500 shares
 of common stock
 June 1999           -        -  (724,500)      (725)       725         -

Net income for
 the year ended
 March 31, 2000      -        -         -          -          -    87,106
              ________ ________ _________ __________ __________ _________
BALANCE,
 March 31, 2000      - $      - 5,175,000 $    5,175 $   66,425 $  66,955
              ________ ________ _________ __________ __________ _________





















The accompanying notes are an integral part of this consolidated financial statement.

                 IMAGENETIX, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF CASH FLOWS

        Increase (Decrease) in Cash and Cash Equivalents



                                            For the   From Inception
                                           Year Ended  on January 7,
                                           March 31,   1999 through
                                              2000    March 31, 1999
                                         ____________ _______________
Cash Flows from Operating Activities:
  Net income                              $    87,106  $      (20,151)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Depreciation & amortization expense         8,156             138
    Services paid by stock issuance             8,658               -
    Changes in assets and liabilities:
      (Increase) in account receivable       (710,107)              -
      (Increase) in inventory                (384,909)         (1,831)
      (Increase) in prepaid expenses          (53,065)           (855)
      (Increase) in deferred tax asset         (8,997)              -
      Increase in accounts payable            351,937           3,014
      Increase in accrued liabilities          14,174           4,629
      Increase in interest payable -
       related party                           40,601               -
      Increase in income tax payable           33,006               -
      Increase in deferred tax liability        5,247               -
                                         ____________ _______________
        Net Cash (Used) by Operating
         Activities                          (608,193)        (15,056)
                                         ____________ _______________
Cash Flows from Investing Activities:
  Acquisition of office equipment             (51,546)         (6,732)
  Acquisition of other assets                  (2,920)              -
                                         ____________ _______________

        Net Cash (Used) by Investing
         Activities                           (54,516)         (6,732)
                                         ____________ _______________
Cash Flows from Financing Activities:
  Proceeds from notes payable -
   related party                              643,500         100,000
  Payments on notes payable -
   related party                               (4,000)              -
  Proceeds from common stock issuance, net          -          62,942
                                         ____________ _______________
        Net Cash Provided by Financing
         Activities                           639,500         162,942
                                         ____________ _______________
Net Increase (Decrease) in Cash               (23,209)        141,154

Cash at Beginning of Period                   141,154               -
                                         ____________ _______________
Cash at End of Period                     $   117,945   $     141,154
                                         ____________ _______________








                           [Continued]

                 IMAGENETIX, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF CASH FLOWS

        Increase (Decrease) in Cash and Cash Equivalents


                                            For the   From Inception
                                           Year Ended  on January 7,
                                           March 31,   1999 through
                                              2000    March 31, 1999
                                         ____________ _______________

Supplemental Disclosures of Cash Flow
 Information:
  Cash paid during the period for:
    Interest                              $         -   $         -
    Income taxes                          $         -   $         -


Supplemental Schedule of Noncash Investing and Financing
Activities:

  For the Period Ended March 31, 2000
     The Company issued 499,500 shares of common stock for services rendered valued at $8,658.

  For the Period Ended March 31, 1999
     During March, 1999 the Company effected a recapitalization wherein Parent issued 3,900,000 shares of common stock to acquire all the outstanding stock of Subsidiary. Parent had 1,500,000 shares of common stock outstanding at the time of the recapitalization.































The accompanying notes are an integral part of these consolidated financial statements.

                 IMAGENETIX, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The accompanying consolidated financial statements represent the accounts of Imagenetix, Inc. ["Parent"] organized under the laws of the State of Colorado on July 26, 1996 (formerly Internet International Business Management, Inc.) and Imagenetix ["Subsidiary"] organized under the laws of the State of California on January 7, 1999, ["The Company"]. The Company is engaged in the business of developing and marketing nutritional supplements and skin care products.

  On March 23, 1999, Parent completed an exchange agreement with Subsidiary wherein Parent issued 3,900,000 shares of its common stock in exchange for all of the outstanding common stock of the Subsidiary. The Acquisition was accounted for as a recapitalization of the Subsidiary as the shareholders of the Subsidiary controlled the combined Company after the acquisition. There was no adjustment to the carrying values of the assets or liabilities of the Parent or Subsidiary as a result of the recapitalization [See Note 7].

  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Consolidation - All significant intercompany transactions between the Parent and Subsidiary have been eliminated in consolidations.

  Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Organization Costs - Costs of approximately $2,000 that were incurred to organize the Company have been expensed.

  Trademarks - Costs of purchasing trademarks are amortized on a straight-line basis.

  Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the assets.

  Inventory - Inventory is carried at the lower of cost or market method of valuation.

  Earnings (Loss) Per Share - The computation of earnings (loss) per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards ["SFAS"] No. 128, "Earnings (Loss) Per Share" [See Note 9].

  Revenue Recognition - Revenue is recognized when the product is shipped.

                 IMAGENETIX, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Advertising Costs - Costs incurred in connection with advertising and promotion of the Company's products are expensed as incurred. Such costs amounted to approximately $4,000 for the year ended March 31, 2000.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - INVENTORIES

  Inventory is carried at the lower of cost or market value.

  Inventory consists of the following:
                                            March 31,
                                               2000
                                           __________
         Raw Materials                     $  386,740
                                           __________
                 Total Inventory           $  386,740
                                           __________
NOTE 3 - TRADEMARKS

  During the year ended March 31, 2000 the Company recorded $3,776 to register trademark names for its products. The trademarks are being amortized on a straight-line basis over 17 years. For the year ended March 31, 2000 amortization expense was $109.

                 IMAGENETIX, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT

  The   following  is  a  summary  of  equipment,  at  cost,   less
accumulated depreciation:

                                            March 31,
                                              2000
                                           _________
       Office Equipment                    $  75,218
       Less accumulated depreciation          (8,185)
                                           _________
                                           $  67,033
                                           _________

  Depreciation expense for the periods ended March 31, 2000 and 1999 was $8,047 and $138.

NOTE 5 - NOTES PAYABLE - RELATED PARTY

  The following is summary of notes payable to related parties, as of March 31, 2000:

    10% unsecured demand notes
      to shareholders due
      March 31, 2001                              $ 100,000

     10% unsecured demand note
       to an officer/shareholder,
       due May 25, 2000                             100,000

     10% unsecured demand note
       to an officer/shareholder,
       due July 20, 2000                             90,000

     10% unsecured demand note
       to an officer/shareholder,
       due July 28, 2000                             75,000

     10% unsecured demand note
       to an officer/shareholder,
       due September 10, 2000                        19,500

     10% unsecured demand note
       to a shareholder, due
       September 16, 2000                            30,000

     10% unsecured demand note
       to a shareholder, due
       September 22, 2000                           200,000

     10% unsecured demand note
       to a shareholder, due
       March 15, 2001                               125,000
                                                  __________
                                                    739,500
                              Less current portion (739,500)
                                                  __________
                              Long-term portion    $      -
                                                  __________

                 IMAGENETIX, INC. AND SUBSIDIARY


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LEASE OBLIGATIONS

  Capital Lease - During the year ended March 31, 2000, the Company entered into a capital lease for computer equipment which expires in December 2001. The asset and liability under the capital lease was recorded at $21,341. Depreciation expense for the year ended March 31, 2000 amounted to $184.

  Total future minimum lease payments, executory costs and current portion of capital lease obligations are as follows:

  Future minimum lease payments for the years ended March 31:

        Year ending March 31,                   Lease Payments
        _____________________                   ______________
                 2001                            $    8,060
                 2002                                 6,923
                 2003                                 3,375
                 2004                                 2,268
                                                ______________
     Total future minimum lease payments         $   20,626
     Less:   amounts  representing interest
      and  executory  costs                          (3,736)
                                                ______________
     Present   value   of  the  future
      minimum  lease   payments                      16,890
     Less:  current portion                          (6,033)
                                                ______________
     Capital lease obligations - long-term       $   10,857
                                                ______________

  Operating Lease - The Company has entered into a building lease for its office. The lease on the facility expires on December 31, 2002, and may be extended by mutual agreement on a year-to-year basis. Lease expense for the years ended March 31, 2000 amounted to $42,115. Following is a schedule of minimum annual rental payments for the next five years.

        Year Ending                            Minimum Annual
          arch 31,                            Rental Payments
         __________                            _____________
            2001                                $   163,619
            2002                                    122,717
            2003                                          -
            2004                                          -
                                               _____________
                                                $   286,336
                                               _____________

                 IMAGENETIX, INC. AND SUBSIDIARY


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CAPITAL STOCK AND RECAPITALIZATION

  Effect of Recapitalization of Subsidiary - During January, 1999, in connection with its organization, the Subsidiary issued 3,900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $67,942 (or $.052 per share). During March 1999, in connection with its Exchange Agreement with the Subsidiary, the Parent issued 3,900,000 shares of its previously authorized, but unissued common stock in exchange for previously issued Subsidiary stock. The operations of Parent are included only from the date of recapitalization. Accordingly, the previous operations and retained deficits of Parent prior to the date of recapitalization have been eliminated. In connection with the recapitalization, Parent effected a forward stock split on the basis of 100 shares issued for each 1 share previously outstanding. The former shareholders of Parent retained 1,500,000 shares of common stock immediately after the exchange of stock.

  Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at March 31, 2000.

  Stock Bonus Plan - During the year ended March 31, 2000 the Board of Directors of the Company adopted a stock bonus plan. The plan provides for the granting of awards of up to 724,500 shares of common stock to officers, directors consultants and employees. Awards under the plan will be granted as determined by the board of directors. At present, 499,500 shares have been granted under the plan. An officer and majority shareholder has returned and canceled 724,500 shares of common stock so that the common shares issued through the stock bonus plan will not further dilute the public shareholders of the company.

  Forward Split - On March 7, 2000 the board of directors and shareholders approved a 3 for 1 forward stock split. The financial statements for all periods presented have been re-stated to reflect the common stock split.

                 IMAGENETIX, INC. AND SUBSIDIARY


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CAPITAL STOCK AND RECAPITALIZATION [CONTINUED]

  The financial statements of Parent prior to the recapitalization of the Company have not been included because the Parent's operations have been eliminated in the recapitalization. However the following information summarizes the Stockholders' equity of the Parent prior to the recapitalization of subsidiary:

                       IMAGENETIX, INC.
   (Formerly Internet International Business Management, Inc.)
                  [A Development Stage Company]
           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FROM THE DATE OF INCEPTION ON JULY 26, 1996 THROUGH MARCH 23, 1999

                                                                Deficit
                                                              Accumulated
              Preferred Stock     Common Stock    Capital in   During the
            _________________ ___________________  Excess of  Development
             Shares   Amount   Shares     Amount   Par Value     Stage
            ________ ________ _________ __________ __________ ___________
BALANCE,
 July 26, 1996     - $      -         - $        - $        - $        -

Issuance of
 5,000 shares
 of common
 stock for
 cash, July,
 1996 at $.01
 per share         -        -     5,000          5         45           -

Net loss for
 the period
 ended December 31,
 1996              -        -         -          -          -          (4)
            ________ ________ _________ __________ __________ ___________
BALANCE,
 December 31,
 1996              -        -     5,000          5         45          (4)

Net loss for
 the period
 ended
 December 31,
 1997      -        -       -       -        -
(10)
             ________ ________ _________ __________ __________ ___________
BALANCE,
 December 31,
 1997               -        -     5,000          5         45         (14)

Net loss for
 the period
 ended
 December 31,
 1998              -        -         -          -          -         (10)
            ________ ________ _________ __________ __________ ___________
BALANCE,
 December 31,
 1998              -        -     5,000          5         45         (24)

Capital
 contribution,
 March, 1999       -        -         -          -      5,000           -

100 for 1
 forward stock
 split March,
 1999              -        -   495,000        495       (495)          -

Net loss for
 the period
 ended March 23,
 1999              -        -         -          -          -      (5,026)
            ________ ________ _________ __________ __________ ___________
BALANCE,
 March 23,
 1999              - $      -   500,000 $      500 $    4,550 $    (5,050)
            ________ ________ _________ __________ __________ ___________

                 IMAGENETIX, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. SFAS 109 requires the Company to provide a net deferred tax asset of liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

  At March 31, 2000 and 1999, the totals of all deferred tax assets were $8,997 and $0, respectively. The totals of all deferred tax liabilities were $5,248 and $0, respectively. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined.

                                                 Year Ended
                                                 March 31,
                                           _____________________
                                              2000       1999
                                           _________  __________
      Current income tax expense:
            Federal                        $  21,876  $        -
            State                             11,130           -
                                           _________  __________
      Net current tax expense              $  33,006  $        -
                                           _________  __________
      Deferred tax expense (benefit)
       resulted from:
      Excess of tax over financial accounting
        depreciation                       $   5,247  $        -

      Related party interest accrual          (8,997)          -
                                           _________  __________
      Net deferred tax (benefit)           $  (3,750) $        -
                                           _________  __________

Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

The   reconciliation  of  income  tax  from  continuing  operations computed at the U.S. federal statutory tax rate to the Company's effective rate is as follows:

                                                 Year Ended
                                                 March 31,
                                           _____________________
                                               2000       1999
                                           __________  _________
      Computed tax at the expected
        federal statutory rate                  34.00%     34.00

       State  income taxes, net of federal
        benefit                                  5.83       5.83
      NOL carryovers                            (6.49)         -
      Difference in statutory rate             (10.10)         -
      Other                                      1.90          -
                                           __________  _________
      Effective income tax rates                35.14%     39.83
                                           __________  _________

                 IMAGENETIX, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES [Continued]

The temporary differences gave rise to the following deferred tax asset (liability):

                                            March 31,  March 31,
                                               2000       1999
                                            _________  _________
      Excess of tax over financial
        accounting depreciation              $(5,247)          -

      Related party interest                   8,997           -

NOTE 9 - EARNINGS (LOSS) PER SHARE

  The  following  data show the amounts used in computing  earnings
  (loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the period presented:
                                                      From Inception
                                                       on January 7,
                                        For the year   2000 Through
                                       ended March 31,   March 31,
                                             2000          1999
                                        ______________ ____________
  Income (loss) from continuing
    operations available
    to common shareholders (Numerator)   $      87,106 $    (20,151)
                                        ______________ ____________
  Weighted average number of common
    shares outstanding used in loss per
    share during the period (Denominator)    5,231,250    5,400,000
                                        ______________ ____________

  Dilutive earnings (loss) per share was not presented, as its effect is anti-dilutive.

NOTE 10 - CONCENTRATION OF CREDIT RISK

  During the year ended March 31, 2000, the Company had three major customers who had 29%, 25% and 20% of sales. The Company's largest customer, 29% of sales, is related in to the Company's president which owns 15% of the outstanding shares of the customer.

NOTE 11 - CONTINGENCIES

  The Company is involved in litigation from time to time in the normal course of business. Management believes there are no such claims, which would have a material effect on the financial position of the Company.

  On or about April 6, 2000, the Company was named in a cross-complaint, in response to a suit filed by the President of the Company against his former employer. The cross-complaint does not specifically demand any amounts in which the Company owes, therefore the exposure to the Company is undeterminable.
  Management believes the cross complaint is without merit and intends to vigorously defend the Company's interest in this matter.

                 IMAGENETIX, INC. AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - SUBSEQUENT EVENTS

  Proposed Acquisition and Private Placement - On August 7, 2000 the Company entered into a letter of intent with Capital Growth, Inc. for a stock for stock exchange. The exchange is contingent upon the Company completing a private placement offering by offering units that consist of 1/2 warrant and 1 share of common stock at the price of $1.00 per unit for a minimum of $500,000 and a maximum of $1,400,000 in equity funds which shall be escrowed until the minimum is raised. Also, at closing, all options of the Company will be exchanged for options in the merged company.

  Notes Payable - During July and August 2000, a company owned by a shareholder loaned the Company a total of $400,000. In connection with the loans, 400,000 warrants to purchase stock at $1.00 and 700,000 warrants to purchase stock at $1.10 were given.

  Options   -   During   August  2000  the   Company   granted   an
  officer/shareholder of the Company 225,000 options to purchase common stock at an exercise price of $1.00 per share.

                        IMAGENETIX, INC. AND SUBSIDIARY

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 2000

                        IMAGENETIX, INC. AND SUBSIDIARY




                                   CONTENTS

                                                          PAGE

           Unaudited Consolidated Balance Sheet,
            September 30, 2000                             1


           Unaudited Consolidated Statement of Operations,
            for the six months ended September 30, 2000    2


        - Unaudited Consolidated Statement of Cash Flows, for the six months ended September 30, 2000 3 - 4


        -  Notes to Unaudited Consolidated Financial
             Statements                                  5 - 12

                        IMAGENETIX, INC. AND SUBSIDIARY

                     UNAUDITED CONSOLIDATED BALANCE SHEET

                                    ASSETS
                                                September 30,
                                                     2000
                                                ____________
CURRENT ASSETS:
  Cash in bank                                    $1,514,459
  Account receivable                                 804,553
  Inventory                                          619,228
  Receivables - employees                             45,727
  Current tax asset                                   33,523
                                                ____________
        Total Current Assets                       3,017,490

PROPERTY AND EQUIPMENT, net                          146,299

OTHER ASSETS                                          64,014
                                                ____________
                                                  $3,227,803
                                                ____________

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                $  635,965
  Accrued payroll and payroll taxes                   12,364
  Other accrued liabilities                          140,000
  Interest payable - related party                    45,262
  Income tax payable                                  33,006
  Notes payable - related party                      984,500
  Current portion of capital leases                    5,036
                                                ____________
        Total Current Liabilities                  1,856,133

LONG TERM LIABILITIES:
  Capital lease liabilities, less current portion      8,968

DEFERRED TAX LIABILITY                                 7,947
                                                ____________
        Total Liabilities                          1,873,048
                                                ____________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 5,000,000 shares
   authorized, no shares issued and outstanding            -
  Common stock, $.001 par value, 50,000,000 shares
   authorized, 6,575,000 shares issued and outstanding 6,575
  Capital in excess of par value                   1,325,025
  Retained earnings                                   23,155
                                                ____________
        Total Stockholders' Equity                 1,354,755
                                                ____________
                                                  $3,227,803
                                                ____________




  The accompanying notes are an integral part of this unaudited consolidated financial statement.

                        IMAGENETIX, INC. AND SUBSIDIARY


                UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS



                                               For the Six
                                                Months Ended
                                                September 30,
                                       __________________________
                                              2000        1999
                                         ________________________
NET SALES                                  $2,711,317  $  781,138

COST OF GOODS SOLD                          2,003,885     529,274
                                         ________________________
GROSS PROFIT                                  707,432     251,864

EXPENSES:
  General and administrative                  759,600     751,318
                                         ________________________
OPERATING INCOME (LOSS)                      (52,168)   (499,454)
                                         ________________________
OTHER INCOME (EXPENSE):
  Interest income                               4,882           -
  Other income                                 25,347         462
  Interest (expense)                         (43,685)     (2,249)
  Interest (expense) - related party                -    (12,250)
                                         ________________________
        Total Other Income (Expense)         (13,456)    (14,037)
                                         ________________________
INCOME BEFORE INCOME TAXES                   (65,624)   (513,491)

CURRENT TAX EXPENSE                                 -           -

DEFERRED TAX EXPENSE (BENEFIT)               (21,825)           -
                                         ________________________
NET INCOME                                 $ (43,799)  $(513,491)
                                         ________________________
EARNINGS PER COMMON SHARE                  $    (.01)  $     (.29)
                                         ________________________








  The accompanying notes are an integral part of this unaudited consolidated financial statement.

                        IMAGENETIX, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents

                                               For the Six
                                                Months Ended
                                                September 30,
                                       __________________________
                                              2000        1999
                                         ________________________
Cash Flows from Operating Activities:
  Net income (loss)                        $ (43,799)  $(513,491)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Non-cash expense                                -     499,500
    Depreciation & amortization expense        10,494       3,600
    Deferred taxes                             11,697           -
    Changes in assets and liabilities:
      (Increase) in account receivable       (94,446)    (413,038)
      Decrease (increase) in inventory      (232,488)    (360,227)
      (Increase) in receivable - employee    (45,727)           -
      (Increase) in current tax asset        (33,523)           -
      Decrease in prepaid rent                53,065      (30,000)
      (Increase) in other assets             (60,349)           -
      (Increase) in accounts payable         281,014      271,126
      (Increase) in accrued payroll ax        12,364            -
      (Increase) in interest payable           4,661            -
      Increase in accrued expenses           121,197       16,989
      Increase in customer deposits                -       83,025
                                         ________________________
        Net Cash Provided by Operating
         Activities                          (15,840)    (442,456)
                                         ________________________
Cash Flows from Investing Activities:
  Acquisition of office equipment            (18,887)     (7,039)
  Payments for leasehold improvement         (70,873)     (1,015)
                                         ________________________
        Net Cash (Used) by Investing
         Activities                          (89,760)     (8,054)
                                         ________________________
Cash Flows from Financing Activities:
  Proceeds from notes payable - related party245,000     507,250
  Payments on notes payable - related party        -           -
  Payments on capital leases                  (2,886)     (2,253)
  Proceeds from common stock                1,260,000           -
  Payments for stock offering costs                 -    (12,323)
                                         ________________________
        Net Cash (Used) by Financing
         Activities                         1,502,114     492,674
                                         ________________________
Net Increase (Decrease) in Cash             1,396,514      42,164

Cash at Beginning of Period                   117,945     141,154
                                         ________________________
Cash at End of Period                      $1,514,459  $  183,318
                                         ________________________

                                  [Continued]

                        IMAGENETIX, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents

                                               For the Six
                                                Months Ended
                                                September 30,
                                       __________________________
                                              2000        1999
                                         ________________________

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
    Interest                               $   43,685  $    1,057
    Income taxes                           $           $        -

Supplemental Schedule of Noncash Investing and Financing Activities:

  For the period ended September 30, 2000:
     None

  For the period ended September 30, 1999:
     None




















  The accompanying notes are an integral part of this unaudited consolidated financial statement.

                        IMAGENETIX, INC. AND SUBSIDIARY

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The accompanying Unaudited Consolidated financial statements represent the accounts of Imagenetix, Inc. ["Parent"] organized under the laws of the State of Colorado on July 26, 1996 (formerly Internet International Business Management, Inc.) and Imagenetix ["Subsidiary"] organized under the laws of the State of California on January 7, 1999, ["The Company"]. The Company is engaged in the business of developing and marketing nutritional supplements and skin care products.

  On March 23, 1999, Parent completed an exchange agreement with Subsidiary wherein Parent issued 3,900,000 shares of its common stock in exchange for all of the outstanding common stock of the Subsidiary. The Acquisition was accounted for as a recapitalization of the Subsidiary as the shareholders of the Subsidiary controlled the combined Company after the exchange There was no adjustment to the carrying values of the assets or liabilities of the Parent or Subsidiary as a result of the recapitalization.

  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Proposed Acquisition and Private Placement - On August 7, 2000 the Company entered into a letter of intent with Capital Growth, Inc. for a stock for stock exchange. The exchange is contingent upon the Company completing a private placement offering by offering units that consist of 1/2 warrant and 1 share of common stock at the price of $1.00 per unit for a minimum of $500,000 and a maximum of $1,400,000 in equity funds which shall be escrowed until the minimum is raised. Also, at closing, all options of the Company will be exchanged for options in the merged company.

  Consolidation - All significant intercompany transactions between the Parent and Subsidiary have been eliminated in consolidations.

  Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Organization Costs - Costs of approximately $2,000 that were incurred to organize the Company have been expensed.

  Trademarks - Costs of purchasing trademarks are amortized on a straight-line basis.

  Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the assets ranging from five to seven years.

  Inventory - Inventory is carried at the lower of cost or market method of valuation.

                        IMAGENETIX, INC. AND SUBSIDIARY

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Earnings Per Share - The computation of earnings per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards ["SFAS"] No. 128, "Earnings Per Share" [See Note 9].

  Revenue Recognition - Revenue is recognized when the product is shipped.

  Advertising Costs - Costs incurred in connection with advertising and promotion of the Company's products are expensed as incurred.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - INVENTORIES

  Inventory is carried at the lower of cost or market value.

  Inventory consists of the following:
                                          September 30,
                                               2000
                                           _________
         Finished Goods                     $644,228
         Reserve for obsolescence            (25,000)
                                           _________
                                            $619,228
                                          __________
NOTE 3 - TRADEMARKS

  During the period ended September 30, 2000 the Company recorded $10,437 to register trademark names for its products. The trademarks are being amortized on a straight-line basis over 17 years. For the period ended September 30, 2000 amortization expense was $130.

                        IMAGENETIX, INC. AND SUBSIDIARY

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT

  The   following  is  a  summary  of  equipment,  at  cost,  less   accumulated
depreciation:

                                          September 30,
                                               2000
                                           _________
       Office Equipment                     $160,711
       Less accumulated depreciation         (14,412)
                                           _________
                                            $146,299
                                          __________

  Depreciation expense for the period ended September 30, 2000 was $6,226.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Notes Payable - The following is summary of notes payable to related parties, as of September 30, 2000:

    10% unsecured demand notes
      to shareholders due March 31, 2001           $100,000

     10% unsecured demand note
       to an officer/shareholder, due May 25,
       2000                                         100,000

     10% unsecured demand note
       to an officer/shareholder, due July 20,
       2000                                          90,000

     10% unsecured demand note
       to an officer/shareholder, due July 28,
       2000                                          75,000

     10% unsecured demand note
       to an officer/shareholder, due September 10,
       2000                                          19,500

     10% unsecured demand note
       to a shareholder, due September 22,
       2000                                         200,000

     8% unsecured demand note to a shareholder      200,000

     8% unsecured demand note to a shareholder      200,000
                                                 __________
                                                    984,500
                              Less current portion (984,500)
                                                 __________
                              Long-term portion   $       -
                                                 __________

  During July and August 2000, a company, owned by a shareholder of the Company, loaned the Company a total of $400,000. In connection with the loans, 400,000 warrants to purchase stock at $1.00 and 700,000 warrants to purchase stock at $1.10 were given.

                        IMAGENETIX, INC. AND SUBSIDIARY

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS [continued]

  Options - During August 2000 the Company granted an officer/shareholder of the Company 225,000 options to purchase common stock at an exercise price of $1.00 per share.

NOTE 6 - LEASE OBLIGATIONS

  Capital Lease - During the year ended September 30, 2000, the Company entered into a capital lease for computer equipment which expires in December 2001. The asset and liability under the capital lease was recorded at $21,341. Depreciation expense for the period ended September 30, 2000 amounted to $1,474.

  Total future minimum lease payments, executory costs and current portion of capital lease obligations are as follows:

  Future minimum lease payments for the periods ended September 30:

     Periods ending September 30,               Lease Payments
        _____________________                   ______________
                 2001                            $    7,719
                 2002                                 4,851
                 2003                                 2,268
                 2004                                 1,512
                 2005                                     -
                                                ______________
     Total future minimum lease payments         $   16,350
     Less:  amounts representing interest and
             executory costs                         (2,346)
                                                ______________
     Present value of the future minimum lease
       payments                                      14,004
     Less:  current portion                          (5,036)
                                                ______________
     Capital lease obligations - long-term       $    8,968
                                               ________________

  Operating Lease - The Company has entered into a building lease for its office. The lease on the facility expires on December 31, 2002, and may be extended by mutual agreement on a year-to-year basis. Lease expense for the period ended September 30, 2000 amounted to $83,688.

  During  July 2000, the Company entered into a building lease that  expires  on
  June  30,  2001.   The lease expense for the period ended September  30,  2000 amounted to $2,985.

  During the period ended September 30, 2000 the company had entered into three operating leases for vehicles. The leases are for 38 months, 36 months, and 48 months requiring monthly payments of $721, $691 and $369, respectively.

                        IMAGENETIX, INC. AND SUBSIDIARY


             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LEASE OBLIGATIONS [Continued]

  The following is a schedule of minimum annual payments on operating leases for the next five years:

       Periods Ending                          Minimum Annual
       September 30,                          Rental Payments
         __________                            _____________
            2001                                  $197,383
            2002                                   188,428
            2003                                    59,321
            2004                                     3,423
            2005                                         -
                                               _____________
                                                  $448,554
                                              _______________

NOTE 7 - CAPITAL STOCK AND RECAPITALIZATION

  Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2000.

  Common Stock - During August 2000, the Company issued 1,400,000 shares of its previously authorized but unissued common stock for $1,400,000 cash, or $1.00 per share, less $140,000 in stock offering costs.

  Stock Bonus Plan - During the year ended March 31, 2000 the Board of Directors of the Company adopted a stock bonus plan. The plan provides for the granting of awards of up to 724,500 shares of common stock to officers, directors consultants and employees. Awards under the plan will be granted as determined by the board of directors. At present, 499,500 shares have been granted under the plan. An officer and majority shareholder has returned and canceled 724,500 shares of common stock so that the common shares issued through the stock bonus plan will not further dilute the public shareholders of the company.

  Forward Split - On March 7, 2000 the board of directors and shareholders approved a 3 for 1 forward stock split. The financial statements for all periods presented have been re-stated to reflect the common stock split.

  Options - During August 2000, the Company granted an officer/shareholder of the Company 225,000 options to purchase common stock at an exercise price of $1.00 per share.

  In August 2000, the Company adopted a Stock Option Plan which provides for the granting of stock options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986. Stock options may be issued to any officer, director, key employee or consultants.

  In August 2000, the Company granted 300,000 options to employees to purchase common stock at an exercise price of $2.00 per share.

                        IMAGENETIX, INC. AND SUBSIDIARY

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. SFAS 109 requires the Company to provide a net deferred tax asset of liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

  At September 30, 2000, the total of all deferred tax assets was $33,523. The total of all deferred tax liabilities was $7,947. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined.

                                                                        Period
       Ended
                                                     September 30,
                                                          2000
                                                      __________
      Current income tax expense:
            Federal                                    $       -
            State                                              -
                                                      __________
      Net current tax expense                          $       -
                                                      __________
      Deferred tax expense (benefit) resulted from:
      Excess of tax over financial accounting
        depreciation                                   $   2,700

      Contribution carryover                               (398)

      Related party interest accrual                       7,242

      Inventory Revenue                                  (9,959)

      Net operating loss carryover                      (21,410)
                                                      __________
      Net deferred tax (benefit)                       $(21,825)
                                                      __________

Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

The reconciliation of income tax from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective rate is as follows:

                                                      Period Ended
                                                        June 30,
                                                          2000
                                                       _________
      Computed tax at the expected
        federal statutory rate                           34.00%

      State income taxes, net of federal benefit          5.83
      Other                                              (6.57)
                                                       _________
      Effective income tax rates                         33.26%
                                                       _________

                        IMAGENETIX, INC. AND SUBSIDIARY


             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES [Continued]

The temporary differences gave rise to the following deferred tax asset (liability):

                                                        June 30,
                                                          2000
                                                       _________
      Excess of tax over financial
        accounting depreciation                        $ (7,948)

      Related party interest                               1,756

      Inventory Reserve                                    9,959

      Contribution carryover                                 398

      Net operating loss carryover                         2,141

NOTE 9 - EARNINGS PER SHARE

  The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the period presented:


                                                      For the Six
                                                      Months Ended
                                                     September 30,
                                                          2000
                                                    _____________
  Income from continuing operations available
    to common shareholders (Numerator)                $ (43,799)
                                                    _____________
  Weighted average number of common
    shares outstanding used in loss per
    share during the period (Denominator)              5,175,000
                                                    _____________

NOTE 10 - SIGNIFICANT CUSTOMERS

  During the six months ended September 30, 2000, the Company had four significant customers who had 33%, 23%, 18% and 10% of sales. The Company's third largest customer, 18% of sales, is related in to the Company's president who owns 15% of the outstanding shares of the customer.

NOTE 11 - CONTINGENCIES

  The Company is involved in litigation from time to time in the normal course of business. Management believes there are no such claims, which would have a material effect on the financial position of the Company.

  On or about April 6, 2000, the Company was named in a cross-complaint, in response to a suit filed by the President of the Company against his former employer. The cross-complaint does not specifically demand any amounts in which the Company owes, therefore the exposure to the Company is undeterminable. Management believes the cross complaint is without merit and intends to vigorously defend the Company's interest in this matter.

                        IMAGENETIX, INC. AND SUBSIDIARY


             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - SUBSEQUENT EVENTS

  Conversion of Notes Payable - Subsequent to September 30, 2000, the Company converted $300,000 of notes payable into $300,000 shares of common stock, or $1.00 per share. Along with the common stock 300,000 warrants to purchase common stock at $1.00 per share were granted.

  Reverse Merger - During October 2000, the Company entered into an definitive merger agreement and plan of reorganization with Capital Growth, Inc., a publicly traded Nevada corporation. In connection with the merger shareholders of the Company contributed and cancelled 425,000 shares of common stock. The Company issued 100,000 shares of common stock for legal fees. The agreement required the shareholders to exchange 6,550,000 shares of common stock for a like number of common shares of Capital Growth and the shareholders of Capital Growth, Inc. to cancel 22,500,018 of the 24,500,018 shares of common stock outstanding. Capital Growth also cancelled 5,731,250 of the 6,125,000 outstanding warrants. These transactions were accounted for as a recapitalization of the Company, wherein the Capital Growth became a wholly owned subsidiary of the Company.

  After giving effect to the preceding transaction, Capital Growth, Inc. had 8,550,000 shares of common stock, 3,183,750 warrants, and 525,000 option outstanding. In connection with the merger, Capital Growth, Inc. changed its name to Imagenetix, Inc.